Exhibit 10.4

Cash-Settled RSU Agreement

For use commencing March 2014

CAREER EDUCATION CORPORATION

2008 INCENTIVE COMPENSATION PLAN

CASH-SETTLED RESTRICTED STOCK UNIT AGREEMENT

This CASH-SETTLED RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) dated                     (the “Grant Date”) is by and between Career Education Corporation, a Delaware corporation (the “Company”), and                     (the “Grantee”).

To evidence such award and to set forth its terms, the Company and the Grantee agree as follows. All capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Career Education Corporation 2008 Incentive Compensation Plan, as amended (the “Plan”).

1. Grant of Restricted Stock Units. Subject to and upon the terms and conditions set forth in this Agreement and the Plan, the Committee granted to the Grantee             Restricted Stock Units (the “RSUs”) on the Grant Date, and the Grantee hereby accepts the grant of the RSUs as set forth herein.

2. Limitations on Transferability. Except in the event of the death of the Grantee, at any time prior to the Settlement Date, the RSUs, or any interest therein, cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed.

3. Dates of Vesting. Subject to the provisions of Sections 5 and 6 of this Agreement, the RSUs shall cease to be restricted and shall become non-forfeitable (thereafter being referred to as “Vested RSUs”)                     [Insert vesting provisions] ([each a] “Vesting Date”).

Notwithstanding the foregoing, and subject to Sections 5 and 6 below, in the event that the Grantee incurs a Termination of Service prior to any Vesting Date, any RSUs that were unvested at the date of such Termination of Service shall be immediately forfeited to the Company.

4. Crediting and Settling RSUs.

(a) RSU Accounts. The Company shall establish an account on its books for each grantee who receives a grant of RSUs (the “RSU Account”). The RSUs granted hereby shall be credited to the RSU Account as of the Grant Date. The RSU Account shall be maintained for record keeping purposes only and the Company shall not be obligated to segregate or set aside assets representing amounts credited to the RSU Account. The obligation to make distributions of amounts credited to the RSU Account shall be an unfunded, unsecured obligation of the Company.

(b) Settlement of RSU Accounts. The Company shall settle the RSU Account by delivering to the holder thereof (who may be the Grantee or his or her Beneficiary, as applicable) an amount in cash equal to the product of (i) the number of Vested RSUs in the RSU Account as of the applicable Settlement Date, multiplied by (ii) the Fair Market Value of a Share on the applicable Vesting Date (subject to applicable tax withholding obligations set forth in Section 24 of this Agreement or otherwise required by any taxing authority). The Settlement Date for all RSUs credited to the RSU Account shall be as soon as administratively practical following each Vesting Date (or the relevant vesting date set forth in Section 5(a) hereof), but in no event shall such Settlement Date be later than March 15 of the calendar year following the calendar year in which a Vesting Date (or the relevant vesting date set forth in Section 5(a) hereof) occurs. Notwithstanding the foregoing, in no case will the amount due to the Grantee in respect of an RSU exceed an amount equal to five times (5x) the Fair Market Value of a Share on the Grant Date.

5. Termination of Service. Subject to Section 6, the provisions of this Section 5 shall apply in the event the Grantee incurs a Termination of Service at any time prior to an applicable Vesting Date set forth in Section 3:

(a) If the Grantee incurs a Termination of Service because of his or her death or Disability, any RSUs that had not become Vested RSUs prior to the date of the Termination of Service shall become Vested RSUs, and, as of the applicable Settlement Date, the Grantee (or his or her Beneficiary, as applicable) shall be entitled to receive an amount determined pursuant to Section 4 hereof.

(b) If the Grantee incurs a Termination of Service for any reason other than his or her death or Disability, then any RSUs that had not become Vested RSUs prior to the date of the Termination of Service shall be immediately forfeited to the Company.

6. Change in Control. Upon a Change in Control, the Grantee will have such rights with respect to the RSUs as are provided for in the Plan.

7. Adjustment in RSUs. The Committee may make or provide for such adjustments as provided for in Section 4.2 of the Plan.

8. Plan Amendment. No discontinuation, modification, or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under this Agreement, except as otherwise provided under the Plan.

9. No Stockholder Rights. The RSUs represent only the right to receive cash pursuant to the terms hereof and shall not represent an equity security of the Company and shall not carry any voting or dividend rights.

10. Employment Rights. This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company shall not be affected in any way by this Agreement except as specifically provided herein. The Grantee’s execution or acceptance of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company, nor shall it interfere with the right of the Company to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

11. Disclosure Rights. Except as required by applicable law, the Company (or any of its affiliates) shall not have any duty or obligation to disclose any information to a record or beneficial holder of RSUs or Vested RSUs.

12. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by and enforced in accordance with the laws of the State of Delaware (other than its laws respecting choice of law).

13. Compliance with Laws and Regulations. Notwithstanding anything herein to the contrary, the Company shall not be obligated to pay amounts due hereunder unless and until the Company is advised by its counsel that such payment is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company may require, as a condition of such payment, and in order to ensure compliance with such laws, regulations and requirements, that the Grantee make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

14. Successors and Assigns. Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs and legal representatives of the Grantee and the successors and assigns of the Company.

15. No Limitation on Rights of the Company. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

16. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

17. Construction. Notwithstanding any other provision of this Agreement, this Agreement is made, and the RSUs are granted, pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The interpretation and construction by the Committee of the Plan, this Agreement and any such rules and regulations adopted by the Committee for purposes of administering the Plan, shall be final and binding upon the Grantee and all other persons.

18. Entire Agreement. This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

19. Amendment. This Agreement may be amended as provided under the Plan, but except as provided in the Plan no such amendment shall adversely affect the Grantee’s rights under the Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan.

20. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

21. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

22. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

23. Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

24. Tax Consequences. Payments made pursuant hereto shall be subject to all required tax withholding obligations.

25. Receipt of Plan. The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts the RSUs subject to all the terms and provisions of this Agreement and of the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

26. Restrictive Covenants. [The following shall be applicable to Grantees except those in the categories with special provisions set forth below] In consideration of receiving the RSUs hereunder, and as a term and condition of the Grantee’s employment with the Company, the Grantee agrees to adhere to, and be bound by, the following restrictions. The Grantee hereby acknowledges that the Grantee’s job responsibilities give the Grantee access to confidential and proprietary information belonging to the Company and/or its subsidiaries, and that this and other confidential information to which the Grantee has access would be of value, and provide an unfair advantage, to a competitor in competing against the Company or its subsidiaries in any of the markets in which the Company or its subsidiaries maintains schools, provides on-line education classes or otherwise conducts business. The Grantee further acknowledges that the following restrictions will not cause the Grantee undue hardship. Consequently, the Grantee agrees that the restrictions below (the “Restrictive Covenants”) are reasonable and necessary to protect the Company’s and/or its subsidiaries’ legitimate business interests.

During the Grantee’s employment with the Company and/or any of its subsidiaries and continuing thereafter for the post-termination periods specified below, the Grantee will not, in any way, directly or indirectly, either for the Grantee or any other person or entity, whether paid or unpaid:

(a) For                     months following Grantee’s voluntary resignation from Grantee’s employment with the Company or Grantee’s termination from employment by the Company for Cause, accept employment with, own, manage, operate, consult or provide expert services to any person or entity that competes with the Company or any of its subsidiaries in any capacity that involves any responsibilities or activities involving or relating to any Competing Educational Service, as defined herein. “Competing Educational Service” means any educational service that competes with the educational services provided by the Company and/or any of its subsidiaries, including but not limited to coursework in the areas of visual communication and design technologies; information technology; business studies; culinary arts; and health education, or any education service. The Grantee hereby acknowledges that the following organizations, among others, provide Competing Educational Services and, should the Grantee accept employment with, own, manage, operate, consult or provide expert services to any of these organizations, it would inevitably require the use and/or disclosure of confidential information belonging to the Company and/or its subsidiaries and would provide such organizations with an unfair business advantage over the Company: American Public Education, Inc., Anthem Education, Apollo Education Group, Inc., Bridgepoint Education, Inc., Capella Education Company, Career Step, LLC, Corinthian Colleges, Inc., Delta Career Education Corporation, DeVry Education Group Inc., Education Management Corporation, EmbanetCompass, Grand Canyon Education Inc., ITT Educational Services Inc., Kaplan, Inc., Laureate Education, Inc., Learning Tree International Inc., Lincoln Education Services Corporation, National American University Holdings Inc., Ross Education, LLC, Strayer Education Inc., Universal Technical Institute Inc. and each of their respective subsidiaries, affiliates and successors. The Grantee further acknowledges that the Company and/or its subsidiaries provide career-oriented education through physical campuses throughout the United States and web-based virtual campuses throughout the world and, therefore, it is impracticable to identify a limited, specific geographical scope for this Restrictive Covenant. For the avoidance of doubt, in the event the Grantee is involuntarily terminated from employment with the Company other than for Cause, the Grantee will not be subject to any post-termination noncompete restriction under this Section 26(a).

(b) For             months following the Grantee’s termination of employment with the Company for any reason, solicit, attempt to solicit, assist with the solicitation of, direct another to solicit, or otherwise entice any employee of the Company or any of its subsidiaries to leave his/her employment.

(c) At all times following the Grantee’s termination of employment with the Company for any reason, reveal, divulge, or make known to any person, firm or corporation any confidential information, or take any other action, in violation of the Confidential Information Policy in the Company’s Code of Business Conduct & Ethics

Should the Grantee breach the terms of these Restrictive Covenants, the Company reserves the right to enforce the terms herein in court and seek any and all remedies available to it in equity and law, and the Grantee agrees to pay the Company’s attorneys’ fees and costs should it succeed on its claim(s). Further, should the Grantee breach the terms of these Restrictive Covenants, the Grantee will forfeit any right to the RSUs or payments made or remaining due hereunder, subject to the terms and conditions of the Plan, and the Grantee agrees to pay the Company’s attorneys’ fees and costs incurred in recovering such RSUs or payments made pursuant hereto.

It is the intention of the Grantee and the Company that in the event any of the covenants contained in these Restrictive Covenants are determined to be unreasonable and/or unenforceable with respect to scope, time or geographical coverage, the Grantee and the Company agree that such covenants may be modified and narrowed by a court, so as to provide the maximum legally enforceable protection of the Company’s and any of its subsidiaries’ interests as described in this Agreement.

These Restrictive Covenants shall supersede the terms of the restrictive covenants regarding competition and solicitation of Company employees that are contained in all prior agreements entered into by the Grantee and the Company to evidence an award under the Plan and to set forth the terms of such award. All of the other terms of such prior agreements shall remain as is and shall not be affected by this Agreement.

[The following shall be applicable to California and Attorney Grantees as well as Grantees who are deemed to be in a less competitively significant role] In consideration of receiving the RSUs hereunder, and as a term and condition of the Grantee’s employment with the Company, the Grantee agrees to adhere to, and be bound by, the following restrictions. The Grantee hereby acknowledges that the Grantee’s job responsibilities give the Grantee access to confidential and proprietary information belonging to the Company and/or its subsidiaries, and that this and other confidential information to which the Grantee has access would be of value, and provide an unfair advantage, to a competitor in competing against the Company or its subsidiaries in any of the markets in which the Company or its subsidiaries maintains schools, provides on-line education classes or otherwise conducts business. The Grantee further acknowledges that the following restrictions will not cause the Grantee undue hardship. Consequently, the Grantee agrees that the restrictions below (the “Restrictive Covenants”) are reasonable and necessary to protect the Company’s and/or its subsidiaries’ legitimate business interests.

During the Grantee’s employment with the Company and/or any of its subsidiaries and continuing thereafter for the post-termination periods specified below, the Grantee will not, in any way, directly or indirectly, either for the Grantee or any other person or entity, whether paid or unpaid:

(a) For             months following Grantee’s voluntary resignation from Grantee’s employment with the Company or Grantee’s termination from employment by the Company for Cause, accept employment with, own, manage, operate, consult or provide expert services to any person or entity that would require the use, disclosure or dissemination of confidential information belonging to the Company and/or its subsidiaries. For the avoidance of doubt, in the event the Grantee is involuntarily terminated from employment with the Company other than for Cause, the Grantee will not be subject to any post-termination restrictive covenant under this Section 26(a).

(b) For             months following Grantee’s termination of employment with the Company for any reason, solicit, attempt to solicit, assist with the solicitation of, direct another to solicit, or otherwise entice any employee of the Company or any of its subsidiaries to leave his/her employment.

(c) At all times following the Grantee’s termination of employment with the Company for any reason, reveal, divulge, or make known to any person, firm or corporation any confidential information, or take any other action, in violation of the Confidential Information Policy in the Company’s Code of Business Conduct & Ethics

Should the Grantee breach the terms of these Restrictive Covenants, the Company reserves the right to enforce the terms herein in court and seek any and all remedies available to it in equity and law, and the Grantee agrees to pay the Company’s attorneys’ fees and costs should it succeed on its claim(s). Further, should the Grantee breach the terms of these Restrictive Covenants, the Grantee will forfeit any right to the RSUs or payments made or remaining due hereunder, subject to the terms and conditions of the Plan, and the Grantee agrees to pay the Company’s attorneys’ fees and costs incurred in recovering such RSUs or payments made pursuant hereto.

It is the intention of the Grantee and the Company that in the event any of the covenants contained in these Restrictive Covenants are determined to be unreasonable and/or unenforceable with respect to scope, time or geographical coverage, the Grantee and the Company agree that such covenants may be modified and narrowed by a court, so as to provide the maximum legally enforceable protection of the Company’s and any of its subsidiaries’ interests as described in this Agreement.

These Restrictive Covenants shall supersede the terms of the restrictive covenants regarding competition and solicitation of Company employees that are contained in all prior agreements entered into by the Grantee and the Company to evidence an award under the Plan and to set forth the terms of such award. All of the other terms of such prior agreements shall remain as is and shall not be affected by this Agreement.

[The following shall be applicable to non-California Campus President Grantees] In consideration of receiving the RSUs hereunder, and as a term and condition of the Grantee’s employment with the Company, the Grantee agrees to adhere to, and be bound by, the following restrictions. The Grantee hereby acknowledges that the Grantee’s job responsibilities give the Grantee access to confidential and proprietary information belonging to the Company and/or its subsidiaries, and that this and other confidential information to which the Grantee has access would be of value, and provide an unfair advantage, to a competitor in competing against the Company or its subsidiaries in any of the markets in which the Company or its subsidiaries maintains schools, provides on-line education classes or otherwise conducts business. The Grantee further acknowledges that the following restrictions will not cause the Grantee undue hardship. Consequently, the Grantee agrees that the restrictions below (the “Restrictive Covenants”) are reasonable and necessary to protect the Company’s and/or its subsidiaries’ legitimate business interests.

During the Grantee’s employment with the Company and/or any of its subsidiaries and continuing thereafter for the post-termination periods specified below, the Grantee will not, in any way, directly or indirectly, either for the Grantee or any other person or entity, whether paid or unpaid:

(a) For             months following Grantee’s voluntary resignation from Grantee’s employment with the Company or Grantee’s termination from employment by the Company for Cause, accept employment with, own, manage, operate, consult or provide expert services to any person or entity that (i) competes with the Company or any of its subsidiaries in any capacity that involves any responsibilities or activities involving or relating to any Competing Educational Service, as defined herein, and (ii) has or operates any facilities within a 50 mile radius of any location where the Grantee provided services to the Company or any of its subsidiaries during the one year immediately preceding the date of the Grantee’s separation from the Company. Notwithstanding the foregoing, if the Competing Educational Services provided by a person or entity do not involve the offering of any of the programs offered (or intended to be offered within one year) by the Company or any of its services at the time of the Grantee’s separation from the Company, then the radius in clause (ii) in the preceding sentence shall be 25 miles.

“Competing Educational Service” means any educational service that competes with the educational services provided by the Company and/or any of its subsidiaries, including but not limited to coursework in the areas of visual communication and design technologies; information technology; business studies; culinary arts; and health education, or any education service. The Grantee hereby acknowledges that the following organizations, among others, provide Competing Educational Services and, should the Grantee accept employment with, own, manage, operate, consult or provide expert services to any of these organizations, it would inevitably require the use and/or disclosure of confidential information belonging to the Company and/or its subsidiaries and would provide such organizations with an unfair business advantage over the Company: American Public Education, Inc., Anthem Education, Apollo Education Group, Inc., Bridgepoint Education, Inc., Capella Education Company, Career Step, LLC, Corinthian Colleges, Inc., Delta Career Education Corporation, DeVry Education Group Inc., Education Management Corporation, EmbanetCompass, Grand Canyon Education Inc., ITT Educational Services Inc., Kaplan, Inc., Laureate Education, Inc., Learning Tree International Inc., Lincoln Education Services Corporation, National American University Holdings Inc., Ross Education, LLC, Strayer Education Inc., Universal Technical Institute Inc. and each of their respective subsidiaries, affiliates and successors.

For the avoidance of doubt, in the event the Grantee is involuntarily terminated from employment with the Company other than for Cause, the Grantee will not be subject to any post-termination noncompete restriction under this Section 26(a).

(b) For                     months following Grantee’s termination of employment with the Company for any reason, solicit, attempt to solicit, assist with the solicitation of, direct another to solicit, or otherwise entice any employee of the Company or any of its subsidiaries to leave his/her employment.

(c) At all times following the Grantee’s termination of employment with the Company for any reason, reveal, divulge, or make known to any person, firm or corporation any confidential information, or take any other action, in violation of the Confidential Information Policy in the Company’s Code of Business Conduct & Ethics

Should the Grantee breach the terms of these Restrictive Covenants, the Company reserves the right to enforce the terms herein in court and seek any and all remedies available to it in equity and law, and the Grantee agrees to pay the Company’s attorneys’ fees and costs should it succeed on its claim(s). Further, should the Grantee breach the terms of these Restrictive Covenants, the Grantee will forfeit any right to the RSUs or payments made or remaining due hereunder, subject to the terms and conditions of the Plan, and the Grantee agrees to pay the Company’s attorneys’ fees and costs incurred in recovering such RSUs or payments made pursuant hereto.

It is the intention of the Grantee and the Company that in the event any of the covenants contained in these Restrictive Covenants are determined to be unreasonable and/or unenforceable with respect to scope, time or geographical coverage, the Grantee and the Company agree that such covenants may be modified and narrowed by a court, so as to provide the maximum legally enforceable protection of the Company’s and any of its subsidiaries’ interests as described in this Agreement.

These Restrictive Covenants shall supersede the terms of the restrictive covenants regarding competition and solicitation of Company employees that are contained in all prior agreements entered into by the Grantee and the Company to evidence an award under the Plan and to set forth the terms of such award. All of the other terms of such prior agreements shall remain as is and shall not be affected by this Agreement.

27. Cooperation. In the event of any pending or threatened investigation, proceeding, lawsuit, claim or legal action against or involving the Company, the Grantee acknowledges and agrees to cooperate to the fullest extent possible in the investigation, preparation, prosecution, or defense of the Company’s case, including, but not limited to, the execution of affidavits or documents, providing of information requested by the Company or the Company’s counsel, and meeting with Company representatives or the Company’s counsel. Nothing in this paragraph shall be construed as suggesting or implying that the Grantee should testify in any way other than truthfully or provide anything other than accurate, truthful information.

28. Condition to Accept Agreement. This Agreement will be null and void unless the Grantee indicates his or her acceptance of the award of the RSUs provided for hereunder by signing, dating and returning this Agreement to the Company on or before                     .

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

CAREER EDUCATION CORPORATION

[Insert electronic copy of officer signature]

[Name]
[Title]

ACCEPTANCE (OR REJECTION) OF AWARD BY GRANTEE

The undersigned, the Grantee, hereby: (select one of the options below)

☐	ACCEPTS the award of RSUs as set forth in this Agreement and agrees to be bound by the terms and conditions of this Agreement and the Plan.

☐	REJECTS the award of RSUs contemplated by this Agreement and forfeits all rights relating thereto. Please note that a rejection of this award has no impact on any other award of options, restricted stock or restricted stock units you have previously received, including any restrictive covenants you are subject to pursuant to the agreement(s) governing your previous awards.

Date:
(Signature of Grantee)
Print Name:

Please sign and return your signed copy of this Cash-Settled Restricted Stock Unit Agreement by                     , to                     at CEC corporate via pdf ([insert email address]). Failure to do so will result in forfeiture of the award. Please retain a copy of this signed Cash-Settled Restricted Stock Unit Agreement for your records.